  Exhibit 10.40

WAIVER AND AGREEMENT

This Waiver and Agreement (the "**Waiver and Agreement**"), effective as of July 31, 2019, is made by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and the undersigned entities (collectively, "**AIP**").

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, the Agreement and Waiver as of November 30, 2018, the Agreement and Waiver as of March 29, 2019, and the Waiver and Agreement to Issue Additional Notes as of May 24, 2019 (collectively the "**Agreement**"),by and between the Company and AIP. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on October 31, 2018 (the "**Closing Date**") the Company and AIP completed a financing transaction pursuant to which the Company raised capital by issuing secured convertible promissory notes (the "**Notes**")in the aggregate principal amount of $2,500,000; and

WHEREAS, on December 6, 2018, the Company and AIP completed an additional financing transaction pursuant to which the Company raised capital by issuing secured convertible promissory notes in the aggregate principal amount of $1,000,000; and

WHEREAS, on May 24, 2019, the Company and AIP completed an additional financing transaction pursuant to which the Company raised capital by issuing secured convertible promissory notes in the aggregate principal amount of $1,000,000 (together with the notes referenced in the preceding paragraph, the "**Additional Notes**")

WHEREAS, the Company failed to satisfy the affirmative covenant set forth in Section 8.1(o) of the Agreement, which requires that the Company maintain minimum enterprise value of $175,000,000 ($90,000,000 through June 1, 2019) on the last trading day of each month in the last calendar quarter of 2018 and at all times in 2019 and later years; and

WHEREAS, the Company also failed to satisfy other covenants and undertakings set forth in the Agreement and the Payment Direction Letters; and

WHEREAS, the Company is in default of the Agreement; and

WHEREAS, Section 9.6 of the Agreement gives the Majority Holders the power to instruct the Security Agent waive the Events of Default.

NOW THEREFORE, the parties agree as follows:

1. Subject to the Company satisfying the conditions set forth in Section 2 of this Agreement, the Majority Holders hereby waive, and instruct the Security Agent to waive, through October 31, 2019, Events of Default other than the affirmative covenant

set forth in Section 8.1(o) of the Note Purchase Agreement, as amended in Section 3 of this Agreement, in each case subject to all of the terms and conditions set forth below.

2. The waivers set forth in Section 1 are conditioned upon the Company satisfying the following conditions:

(a) Avalton, Inc. agrees in writing to extend the December 31, 2019, date on which the balloon payment set forth in section 1 Settlement Agreement and Mutual Release made and entered into on May 17, 2019, by and between Avalton, Inc., Iota Networks, LLC, and Iota Communications, Inc. to the earlier of (i) the date on which the Company raises $20 million of equity capital or (ii) written approval by AIP to payment of such balloon payment;

(b) the Company issuing 2,000,000 Shares of its common stock, par value $0.0001 per share, to the Noteholder; and

(c) the Company providing the following documents to AIP:

(i) Security Agreements, in form acceptable to AIP, executed by each of Iota Spectrum Holdings, LLC and Iota Spectrum Partners, L.P.;

(ii) Stock or partnership certificates, endorsed in blank or accompanied by signed and undated stock transfer powers, representing 100 percent of the ownership of each of Arkados, Inc., Solbright Energy Solutions, LLC, M2M Spectrum Networks, LLC, Iota Spectrum Holdings, LLC, and Iota Spectrum Partners, L.P., together with such related approvals and other documents reasonably requested by AIP;

(iii) The lock-up agreement set forth in Section 3.1(n) of the Note Purchase Agreement;

(iv) A copy of the Avalton, Inc. extension referred to in paragraph 2(a) of this Agreement, above;

(v) All original Loan Documents and Notes with wet (ink) signatures, notarized where indicated;

(vi) The monthly Officer's Certificates specified in Section 8.2(b)(i) of the Note Purchase Agreement for each month from and including January 2019 (each such certificate for months from and including July 2019 to be provided timely as provided in such Section); and

(vii) The legal opinion set forth in Section 3.1(j) of the Note Purchase Agreement.

3. Section 8.1(o) of the Note Purchase Agreement is amended by adding the following paragraph (iii):

(iii) The Minimum Enterprise Value set forth in the foregoing Section 8.1(o)(i) shall be reduced to $100,000,000 for the months of August, September, and October 2019, provided the Company has achieved minimum sales of $2,000,000 in each such month.

4. Company agrees to issue, and the Noteholders agree to purchase, Additional Notes in the aggregate Principal Amount of $500,000 as soon as practicable upon the execution of this Agreement and the satisfaction of the conditions set forth in Section 2 of this Agreement:

5. Company may issue, and the Noteholders may at their option purchase,

6. Except as explicitly stated in this Agreement and Waiver, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of July 31, 2019.

IOTA COMMUNICATIONS, INC.

By: ______________________
Name: Terrence DeFranco
Title: Chief Executive Officer

AIP ASSET MANAGEMENT INC., as Security Agent

By: ______________________
Name: Jay Bala, CFA
Title: President

AIP GLOBAL MACRO FUND, LP, as a Holder

By: ______________________
Name: Jay Bala, CFA
Title: Portfolio Manager